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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Republic Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF REPUBLIC BANCORP, INC.

April 10, 2003

To our shareholders:

        You are cordially invited to attend this year's annual meeting of shareholders of Republic Bancorp, Inc. The following are details for the meeting:

Place:	Republic Bank Building 9600 Brownsboro Road Louisville, Kentucky 40241
Time:	10:00 a.m., EDT
Date:	April 10, 2003
Items on the agenda:
	1.	To elect nine (9) directors;
	2.	To consider and vote on a proposal to amend the Republic Bancorp, Inc. 1995 Stock Option Plan to increase the number of shares available for issuance under the plan to 3,400,000 and to provide for the issuance of stock grants under the plan; and
	3.	To transact such other business as may properly come before the meeting.
Record date:	The close of business on February 28, 2003 is the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting.

        Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

Very truly yours,
Steven E. Trager President and Chief Executive Officer

Approximate date of mailing to shareholders: March 11, 2003

REPUBLIC BANCORP, INC.
601 West Market Street
Louisville, Kentucky 40202

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Republic Bancorp, Inc. The proxies will be voted at the annual meeting of shareholders of Republic Bancorp on April 10, 2003, and at any adjournments of the meeting.

        This proxy statement and the enclosed proxy are first being sent to shareholders on or about March 11, 2003. As used in this proxy statement, the terms "we," "our," "Republic Bancorp," "Republic" and the "Company" refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

        Record date.    You are entitled to notice of and to vote at the annual meeting if you held of record shares of our Class A Common Stock or Class B Common Stock at the close of business on February 28, 2003. On that date, 15,082,956 shares of Class A Common Stock and 1,979,414 shares of Class B Common Stock were issued and outstanding for purposes of the annual meeting.

        Voting rights.    Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 10 votes. Based on the number of shares outstanding on the record date, the shares of Class A Common Stock are entitled to an aggregate of 15,082,956 votes, and the shares of Class B Common Stock are entitled to an aggregate of 19,794,140 votes at the annual meeting.

        Voting by proxy.    If a proxy on the accompanying form is properly executed, returned to Republic Bancorp and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy. If no instructions are given, the shares represented will be voted for the director nominees named in this proxy statement and for approval of the amendments to the 1995 Stock Option Plan. The board of directors at present knows of no other business to be brought before the annual meeting. However, persons named in the enclosed proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the annual meeting and any adjournment thereof, and will vote the proxies in accordance with recommendations of the board of directors.

        You may attend the annual meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of Republic Bancorp or by delivering a later dated proxy or by voting in person at the annual meeting.

        Quorum and voting requirements and counting votes.    The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted as being present or represented at the annual meeting for the purpose of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

        The affirmative vote of a plurality of the votes duly cast is required for the election of directors (that is, the nominees receiving the greatest number of votes will be elected). The approval of the proposal to amend the 1995 Stock Option Plan will require the affirmative vote of a majority of the total votes eligible to be cast on the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

SHARE OWNERSHIP

        The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic Bancorp as of February 28, 2003, based on information available to the board of directors. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed "Class A Common" does not reflect the shares of Class A Common Stock issuable upon conversion of the Class B Common Stock. Information is included for

  (1)
  persons who own more than 5% of the Class A Common Stock or the Class B Common Stock outstanding,

  (2)
  directors and nominees,

  (3)
  the five executive officers of Republic Bancorp who received the highest total salary and bonus during 2002 (the "named executive officers"), and

  (4)
  the named executive officers and directors of Republic Bancorp as a group.

        Except as otherwise noted, Republic Bancorp believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person. Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares.

        Officers, directors and nominees as a group (11 persons) hold 69% of the combined voting power of the Class A and Class B Common Stock.

							Class A and Class B Common Combined
	Class A Common			Class B Common
Name
	Shares		Percent	Shares		Percent	Shares	Percent
Five Percent Shareholders:
Bernard M. Trager 601 West Market Street Louisville, Kentucky 40202	7,278,682	(1)	48.2%	1,545,858	(2)	78.1%	8,824,540	51.7%
Steven E. Trager 601 West Market Street Louisville, Kentucky 40202	6,696,143	(3)	44.4	898,678	(4)	45.4	7,594,821	44.5
Scott Trager 601 West Market Street Louisville, Kentucky 40202	6,685,831	(5)	44.3	917,300	(6)	46.3	7,603,131	44.5
Sheldon Gilman, Trustee for the grandchildren of Bernard M. Trager 400 West Market Street Suite 2200 Louisville, Kentucky 40202	6,566,736	(7)	43.5	883,678	(8)	44.6	7,450,414	43.6
Teebank Family Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	5,903,612	(9)	39.1	763,984	(9)	38.6	6,667,596	39.0
Jaytee Properties Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	620,784	(9)	4.1	119,694	(9)	6.1	740,478	4.3
Directors, Nominees and Named Executive Officers:
Charles E. Anderson	55,490	(10)	*	1,000	(11)	*	56,490	*
Larry M. Hayes	266,072	(12)	1.8	4,694		*	270,766	1.6
Bill Petter	326,322	(13)	2.2	2,000	(14)	*	328,322	1.9
Sandra Metts Snowden	15,844	(15)	*	—			15,844	*
R. Wayne Stratton	14,900	(16)	*	1,700	(17)	*	16,600	*
Samuel G. Swope	40,251	(18)	*	5,694		*	45,945	*
Susan Stout Tamme	4,700	(20)	*	—			4,700	*
Bernard M. Trager	7,278,682	(1)	48.2	1,545,858	(2)	78.1	8,824,540	51.7
Scott Trager	6,685,831	(5)	44.3	917,300	(6)	46.3	7,603,131	44.5
Steven E. Trager	6,696,143	(3)	44.4	898,678	(4)	45.4	7,594,821	44.5
Kevin Sipes	12,329	(19)	*	200		*	12,529	*
Executive Officers, Directors and Nominees as a group (11 persons)	7,883,229		52.2%	1,609,768		81.3%	9,492,997	55.6%

*
Less than 0.5%

(1)
Includes 5,903,612 shares held of record by Teebank Family Limited Partnership ("Teebank") and 620,784 shares held of record by Jaytee Properties Limited Partnership ("Jaytee"). Bernard Trager is a general and limited partner and Jean Trager, his wife, is a limited partner of both Teebank and Jaytee. Bernard Trager shares investment power over the shares held of record by Teebank and Jaytee with Steven Trager. Also includes 205,652 unallocated shares held of record by Republic Bancorp's Employee Stock Ownership Plan ("ESOP"), of which Bernard Trager is a member of the Administrative Committee. Bernard Trager shares voting power over the shares held of record by the ESOP with Bill Petter and Larry Hayes. Also includes 95,580 shares held of record by Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code of which Bernard Trager is a director. Bernard Trager shares voting and investment power over these shares with Mrs. Trager, Steven Trager, and Shelley Trager Kusman. Also includes 1,094 shares allocated to Bernard Trager under the ESOP.

(2)
Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Bernard Trager is a general and limited partner and Jean Trager, his wife, is a limited partner of both Teebank and Jaytee. Bernard Trager shares investment power over the shares held of record by Teebank and Jaytee with Steven Trager. Also includes 117,454 shares owned by Jean Trager, with whom Bernard Trager shares voting and investment power.

(3)
Includes 5,903,612 shares held of record by Teebank and 620,784 shares held of record by Jaytee. Steven Trager is a general and limited partner of both Teebank and Jaytee. Trusts for the benefit of, among others, Steven Trager, his wife and his two minor children are limited partners of both Teebank and Jaytee. Steven Trager shares investment power over the shares held of record by Teebank and Jaytee with Bernard Trager, and he shares voting power over the shares held of record by Teebank and Jaytee with Scott Trager and Sheldon Gilman, as trustee. Includes 5,000 shares held by Steven Trager's wife. Includes 95,580 shares held of record by Trager Family Foundation, a charitable foundation organized pursuant to Section 501(c)(3) of the Internal Revenue Code. Steven Trager shares voting and investment power over these shares with Jean Trager, Bernard Trager, and Shelley Trager Kusman. Also includes 1,167 shares allocated to Steven Trager under the ESOP and 5,000 shares held in a 401(k) plan.

(4)
Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Steven Trager is a general and limited partner of both Teebank and Jaytee. Trusts for the benefit of, among others, Steven Trager, his wife and his two minor children are limited partners of both Teebank and Jaytee. Steven Trager shares investment power over the shares held of record by Teebank and Jaytee with Bernard Trager, and he shares voting power over the shares held of record by Teebank and Jaytee with Scott Trager and Sheldon Gilman, as trustee. Also includes 1,000 shares held in a 401(k) plan.

(5)
Includes 5,903,612 shares held of record by Teebank and 620,784 shares held of record by Jaytee. Scott Trager is a limited partner of both Teebank and Jaytee. Scott Trager shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Sheldon Gilman, as trustee. Includes 16,906 shares held of record by a family trust of which Scott Trager is a co-trustee and a beneficiary. Also includes 1,167 shares allocated to Scott Trager under the ESOP and 18,952 shares held in a 401(k) plan.

(6)
Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Scott Trager is a limited partner of both Teebank and Jaytee. Scott Trager shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Sheldon Gilman, as trustee. Includes 3,380 shares held of record by a family trust of which Scott Trager is a co-trustee and a beneficiary. Also includes 980 shares held in a 401(k) plan.

(7)
Includes 5,903,612 shares held of record by Teebank and 620,784 shares held of record by Jaytee. Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard Trager. Sheldon Gilman shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Scott Trager. Also includes 32,340 shares owned by Mr. Gilman's wife.

(8)
Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard Trager. Sheldon Gilman shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Scott Trager.

(9)
Teebank and Jaytee are limited partnerships of which Bernard Trager and Steven Trager are general and limited partners. The shares of Common Stock beneficially owned by Teebank and Jaytee are also shown in the above table as being beneficially owned by Bernard Trager, Steven Trager, Scott Trager and Sheldon Gilman, trustee, who share voting and/or investment power over the shares held by the partnerships. The following table provides information about the units of Teebank and Jaytee owned by directors and officers of Republic Bancorp. The number of units owned by the partners of Teebank and Jaytee are identical in each partnership.

Name	Number of Units		Percent of Outstanding
Bernard M. Trager	1,050,317	(a)	52.5%
Steven E. Trager	517,492	(b)	25.9
Scott Trager	4,836

  a)
  Includes 545,158 units held by Bernard Trager's wife, Jean Trager.

  b)
  Includes 283,044 units held in a revocable trust and 147,824 units held for the benefit of Steven Trager's minor children; also includes 86,624 shares held in an irrevocable trust for the benefit of, among others, Steven Trager, his wife and his minor children.
(10)
Includes 6,500 shares held jointly with his wife, over which Charles Anderson shares investment and voting power, and 11,250 shares converted from Trust Preferred securities. Includes 1,000 shares of Class A Common Stock under currently exercisable options.

(11)
Shares held jointly with his wife, over which Charles Anderson shares investment and voting power.

(12)
Includes 9,350 shares held by his wife, 1,000 shares held by Midwest Construction, a Kentucky corporation of which Mr. Hayes is a majority owner; and 16,000 shares held in BPH Partnership, a Kentucky limited liability partnership in which Larry Hayes is a limited partner. Larry Hayes shares investment and voting power over the shares held by his wife and BPH Partnership. Includes 1,000 shares of Class A Common Stock under currently exercisable options. Also includes 205,652 unallocated shares held of record by the ESOP, of which Larry Hayes is a member of the Administrative and Investment Committees. As a member of the Administrative Committee, Larry Hayes shares voting power over these shares with Bernard Trager and Bill Petter, and, as a member of the Investment Committee, shares investment power over these shares with Michael Ricketts and Bill Petter.

(13)
Includes 205,652 unallocated shares held of record by the ESOP, of which Bill Petter is a member of the Administrative and Investment Committees. As a member of the Administrative Committee, Bill Petter shares voting power over these shares with Bernard Trager and Larry Hayes, and, as a member of the Investment Committee, shares investment power over these shares with Michael Ricketts and Larry Hayes. Also includes 1,167 shares allocated to Bill Petter under the ESOP and 10,000 shares held in a 401(k) plan.

(14)
Includes 2,000 shares held in a 401(k) plan.

(15)
Includes 1,000 shares under currently exercisable options.

(16)
Includes 4,500 shares held jointly with his wife and 9,400 shares held by his wife. Wayne Stratton shares investment and voting power over these shares. Includes 1,000 shares of Class A Common Stock under currently exercisable options.

(17)
Includes 700 shares held jointly with his wife and 1,000 shares held by his wife. Wayne Stratton shares investment and voting power over these shares.

(18)
Includes 5,000 shares, which are held of record by Swope Enterprises Inc., L.P., a Kentucky limited liability partnership in which Samuel Swope is a limited partner. Also includes 1,000 shares of Class A Common Stock under currently exercisable options.

(19)
Includes 829 shares allocated to Kevin Sipes under the Employee Stock Ownership Plan (ESOP) and 5,000 shares of Class A Common Stock under currently exercisable options.

(20)
Shares held jointly with her husband, over which Susan Stout Tamme shares investment and voting power.

PROPOSAL 1: ELECTION OF DIRECTORS

        Republic Bancorp's board of directors is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. Republic Bancorp's Bylaws provide for not less than 5 nor more than 15 directors. The number of directors is currently set at 9.

        In accordance with our Bylaws, the board of directors has fixed the number of directors to be elected at the annual meeting at 9. The board has nominated for election as directors Bernard Trager, Steven E. Trager, Scott Trager, Bill Petter, R. Wayne Stratton, Larry M. Hayes, Susan Stout Tamme, Charles E. Anderson and Sandra Metts Snowden. Each of the nominees, except for Susan Stout Tamme, is a current member of the board of directors. Susan Stout Tamme is a current member of the board of directors of Republic Bank & Trust Company (the "Bank").

        The board of directors has no reason to believe that any nominee for director will not be available for election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the board of directors may recommend.

        The following table gives the indicated information for each nominee and incumbent director and other executive officers who are listed in the compensation tables which follow but who are not nominees or incumbent directors:

Name and Principal Occupation for Past Five Years	Age	Director Since
Directors and Nominees:
Bernard M. Trager, serves as Chairman of Republic. Prior to 1998, he also served as CEO of Republic and as Chairman of Republic Bank & Trust Company, Republic Bancorp's principal banking subsidiary.	74	1974
Steven E. Trager, began serving as President and CEO of Republic and Chairman and CEO of Republic Bank & Trust Company in 1998, and as Chairman and CEO of Republic Bank & Trust Company of Indiana in May 2001. From 1994 to 1997 he served as Vice Chairman and from 1994 to 1998 as Secretary of Republic.	42	1988
Scott Trager, has served as Vice Chairman of Republic since 1994 and has served as President of Republic Bank & Trust Company since 1984. He also began serving as President of Republic Bank & Trust Company of Indiana in May 2001.	50	1990
Bill Petter, began serving as Vice Chairman and Chief Operating Officer of Republic during 1997. From 1995 to 1997 he served as Vice Chairman and Chief Financial Officer. He has served as Executive Vice President of Republic Bank & Trust Company since 1993 and served as Chief Financial Officer of Republic Bank & Trust Company from 1993 to 1997. He also began serving as Executive Vice President and Chief Operating Officer of Republic Bank & Trust Company of Indiana in May 2001.	53	1995
R. Wayne Stratton, is a partner in the CPA firm of Jones, Nale & Mattingly PLC.	55	1995
Larry M. Hayes, is Deputy Mayor of Louisville-Jefferson County.	54	1995
Samuel G. Swope, is the Chairman of Sam Swope Auto Group, Inc.	76	1998
Sandra Metts Snowden, is President of Metts Company, Inc., d/b/a Realty World, Sandy Metts & Associates, a real estate sales, management, brokerage and development firm.	57	1999

Name and Principal Occupation for Past Five Years	Age	Director Since
Directors and Nominees (Continued):
Charles E. Anderson, is Chairman and part owner of Anderson Insurance and Financial Services, Inc. d/b/a the Anderson Group, Owensboro, Kentucky, which provides insurance and financial services.	65	1999
Susan Stout Tamme, is President of Baptist Hospital East.	52	Nominee
Non-Director Executive Officer:
Kevin Sipes, has served as Chief Financial Officer of Republic Bancorp and Republic Bank & Trust Company since October 2000, and Republic Bank & Trust Company of Indiana since May 2001. He began serving as Chief Accounting Officer and Controller of Republic Bancorp in 2000. He joined Republic Bank & Trust Company in 1995 as an Assistant Vice President of Finance. Prior to joining Republic Bank & Trust Company, he served as a certified public accountant with Deloitte & Touche LLP.	31	N/A

        None of the directors or nominees holds any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

        Republic Bancorp's directors were elected at the most recent annual meeting of shareholders held on April 17, 2002, to a one year term. The Company's executive officers are selected by the board of directors and hold office at the discretion of the board of directors.

        Bernard M. Trager, Steven E. Trager and Scott Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of Scott Trager; Steven E. Trager and Scott Trager are cousins.

The Board of Directors and its Committees

        Republic Bancorp's board of directors has two standing committees: the Audit Committee and the Compensation/Human Resources Committee. The board does not have a standing nominating committee or a committee performing similar functions.

        The Audit Committee, which is currently composed of Sandra Metts Snowden, R. Wayne Stratton, and Charles E. Anderson, held six meetings during 2002. Each of the members of the Audit Committee is independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards).

        Republic Bancorp's board of directors has adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee. As described in the charter, this committee, among other things, makes recommendations to the board of directors with respect to the selection and compensation of independent accountants; the reviews and scope of audit arrangements; the independent accountants' suggestions for strengthening internal accounting controls; matters of concern to the committee, the independent accountants, or management relating to Republic Bancorp's financial statements or other results of the annual audit; the review of internal accounting procedures and controls with Republic Bancorp's financial and accounting staff; the review of the activities and recommendations of Republic Bancorp's general auditor and compliance auditors; and the review of financial statements and other financial information published by Republic Bancorp.

        The Compensation/Human Resources Committee held one meeting during 2002. It is currently composed of Sandra Metts Snowden, Larry Hayes and Charles E. Anderson. This committee makes recommendations to the board of directors as to the amount and form of officer compensation. The Compensation/Human Resources Committee administers Republic Bancorp's 1995 Stock Option Plan and is authorized to grant stock options in accordance with the terms of that plan without further approval.

        The board of directors held six meetings during 2002. Each of the directors attended at least 75% of the total number of meetings of the board of directors and the committees on which such director served, with the exception of Samuel G. Swope.

Directors Compensation

        Non-employee directors of Republic Bancorp and the Bank receive director's fees of $1,350 for each board meeting attended and fees within the range from $250 to $500 for each committee meeting attended. Director Anderson is compensated for travel expenses. Total fees paid to directors of Republic Bancorp during 2002 for service as a director of Republic Bancorp were as follows:

Charles E. "Andy" Anderson	$10,850	(1)
Larry M. Hayes	8,000
Sandra Metts Snowden	8,500
R. Wayne Stratton	9,900
Samuel G. Swope	2,700

(1)
Includes reimbursement for travel expenses of $700.

See also the following discussion under the heading "CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS".

PROPOSED AMENDMENTS OF THE 1995 STOCK OPTION PLAN

        On January 12, 1995, the board of directors adopted the Republic Bancorp, Inc. 1995 Stock Option Plan, which was approved by our shareholders at the 1995 annual meeting of shareholders. On April 11, 2002, the board of directors adopted a proposal to amend the 1995 Stock Option Plan to increase the aggregate number of shares of common stock available for issuance under the plan from 2,200,000 shares to 3,400,000 shares, subject to shareholder approval at the annual meeting. In addition, subject to shareholder approval at the annual meeting, the board of directors adopted a proposal to amend the plan to permit the issuance of stock grants to employees.

        At the annual meeting, shareholders will be asked to approve these amendments of the 1995 Stock Option Plan. Approval of the amendment to increase the number of shares available under the plan is required under the terms of the plan to qualify the options granted under the plan for favorable tax treatment as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code"). The amendments to the 1995 Stock Option Plan will not become effective unless approved by the holders of record of a majority of the total votes eligible to be cast at the annual meeting.

        The board of directors unanimously recommends that you vote for approval of the amendments to the 1995 Stock Option Plan.

        The following constitutes a brief discussion of the material features of the plan as proposed to be amended.

        Purpose.    The purpose of the plan is to provide a means to attract, retain and motivate employees of Republic Bancorp and its subsidiaries, to encourage stock ownership in Republic Bancorp by such employees and to provide them with a means to acquire a proprietary interest in Republic Bancorp.

        Permissible Awards.    The plan permits the grant of both incentive stock options or ISOs, within the meaning of Section 422 of the Code, and nonqualified stock options or NSOs. Upon approval of the proposed amendments to the plan, the plan will permit the grant of stock awards.

        Administration.    The plan is administered by the Compensation/Human Resources Committee appointed by the board of directors. Committee members are appointed annually by, and serve at the pleasure of, the board of directors. Subject to the provisions of the plan, the committee has the authority to determine those officers eligible to receive options and awards and the amount, type and timing of each option or award. The committee also has full power to construe and interpret the plan and establish rules and regulations necessary for it to administer the plan. All decisions, terminations and selections of the committee are final.

        Eligible Employees.    Employees of Republic Bancorp or any of its subsidiaries who are expected to contribute substantially to the growth and profitability of Republic Bancorp and its subsidiaries are eligible to participate in the plan. The chairman of the board of directors designates the employees eligible to be granted options under the plan, subject to approval by the committee. As of February 28, 2003, Republic Bancorp had 644 employees, of which 541 were full-time.

        Available Shares.    Prior to the proposed amendment, a total of 2,000,000 shares of Class A Common Stock and 200,000 shares of Class B Common Stock were authorized for issuance pursuant to options granted under the Plan. Options granted and exercised under the Plan are no longer available for issuance. As of February 28, 2003, there were stock options granted under the plan covering 1,485,500 shares of Class A Common Stock, including 225,000 options granted that are subject to approval at the annual meeting, and no shares of Class B Common Stock granted under the plan. A total of 109,500 shares of Class A Common Stock and 142,000 shares of Class B Common Stock were available for future awards, excluding those options subject to approval at the annual meeting. The proposed amendment would increase the number of shares that may be issued under the 1995 Stock Option Plan to 3,200,000 shares of Class A Common Stock and 200,000 shares of Class B Common Stock (an increase of 1,200,000 shares). These numbers will be adjusted if there is a change in the Class A Common Stock or Class B Common Stock or capital structure of the Company such as a consolidation, reorganization, stock dividend, stock split or the like. Shares of common stock subject to, but not delivered under, an option terminating or expiring for any reason prior to its exercise in full are available for the grant of future options under the plan.

        Terms of Options.    Each option granted under the plan is evidenced by a stock option agreement containing the terms and conditions as approved by the committee, consistent with the terms of the plan. The agreement establishes the period in which the option may be exercised. The maximum term of each ISO is ten years, except for an ISO granted to an employee beneficially owning more than 10% of the Common Stock (a "10% shareholder"). The exercise period for ISOs granted to a 10% shareholder will not exceed five years from the date of grant.

        The exercise price of all options granted under the plan must be at least 100% of the fair market value of such shares on the date of grant or, in the case of an ISO granted to a 10% shareholder, 110% of the fair market value of such shares on such date. There is also a $100,000 limit on the value of stock (determined as of the date of grant) covered by ISOs that first become exercisable by an optionee in any calendar year. The exercise price and any applicable taxes generally are required to be paid in full by an optionee in cash on the date of exercise. The committee, in its discretion, may also permit an optionee to make payment with shares of Class A Common Stock or Class B Common Stock provided the optionee has owned the shares for at least 6 months.

        The vesting schedule for an option is established by the committee and set forth in the option agreement. However, in the event of a change in control, as defined in the plan, all outstanding stock options will become vested and exercisable immediately.

        Outstanding options will terminate if an optionee leaves the employment of Republic Bancorp or its subsidiaries for any reason except as specifically provided in the stock option agreement upon death or disability. If an optionee's employment is terminated because of death or disability, the right to exercise an ISO will continue for a period of up to one year, or such shorter period as may be provided in the stock option agreement. If an option is exercised after an optionee's death or disability, the shares acquired must be sold to Republic Bancorp generally at a price equal to the book value of those shares.

        Options granted pursuant to the plan are not transferable except upon the death of an optionee, in which event, they may be transferred only by will or by the laws of descent and distribution. Optionees may not pledge, mortgage or otherwise encumber any shares acquired upon exercise of an option without our prior written consent, and may not be permitted to sell, assign, transfer or otherwise dispose of any of those shares for at least 12 months after exercise, absent death or permanent disability. After that one year period, or after death or permanent disability, the shares cannot be sold, assigned, transferred or otherwise disposed of unless the optionee receives a bona fide written offer to buy the shares, the optionee delivers to Republic Bancorp a bona fide written offer to sell the shares at any time within 60 days after delivery of the offer at a price per share equal to the bona fide offer and we fail to accept the offer within the 60 day period.

        Stock Grants.    As proposed to be amended, the plan provides that the committee may issue restricted or unrestricted stock grants to employees in its sole discretion. The committee will specify in a stock grant agreement the manner in which a restricted stock grant will vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the stock may be subject. A recipient of a stock grant will have immediate right of ownership in the shares of stock, including the right to vote the shares and the right to receive dividends with respect to the shares.

        Termination; Amendment.    The plan is scheduled to end on January 12, 2005. At that time, no further options may be granted under the plan. The board may discontinue, amend, alter or suspend the plan at any time, except that if an amendment to the plan would increase the total amount of stock which may be delivered under the plan (other than as a result of the anti-dilution provisions in the plan), decrease the option price to less than the option price on the date the option was granted, extend the maximum term of any option, or extend the period during which options may be granted, then such amendment will be subject to shareholder approval. No action of the board may impair or adversely affect an optionee's rights under an outstanding option without his or her consent.

        Certain Federal Income Tax Consequences.    ISOs granted under the plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the optionee of an ISO will not realize taxable income upon the grant or the exercise of the ISO. We will not receive an income tax deduction at either such time. If the optionee does not dispose of the shares of the common stock acquired upon exercising an ISO within either (i) two years after the grant of the ISO or (ii) one year after the date shares of the common stock are transferred to the optionee pursuant to the exercise of the ISO, the gain upon a subsequent disposition of the shares will be taxed at capital gain rates. If the optionee, within either of the above periods, disposes of the shares of the common stock acquired upon exercise of the ISO, the optionee will recognize as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. In such event, we would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee. The gain in excess of such amount recognized by the optionee as ordinary income would be taxed as long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

        The exercise of an ISO will result in the excess of the stock's fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation.

        Upon exercise of a non-statutory option, which is subject to applicable income and employment tax withholding, or upon the exercise of an ISO that does not qualify for the tax treatment described above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of the common stock received over the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise of the NSO or ISO not qualifying for the tax treatment describe above. Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term capital gain or loss depending upon his holding period for the stock and upon the stock' subsequent appreciation or depreciation in value. We will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the option.

        An employee will recognize ordinary income, and we will be allowed a tax deduction, at the time an unrestricted stock award is granted. An employee will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, unless the employee makes an election to accelerate recognition of the income to the date of grant as described below. When the restrictions lapse, the employee will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. If the employee files an election under Code Sec. 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the employee will not be able to recover the tax previously paid pursuant to the Code Sec. 83(b) election.

        Benefits to Named Executive Officers and Others.    During 2002, awards were granted or approved for grant under the plan to 122 persons, including 225,000 options that are subject to approval at the annual meeting granted to 19 persons. Any future awards will be made at the discretion of the committee. Therefore, it is not presently possible to determine the future benefits or amounts that will be received by individuals or groups pursuant to the plan.

        The following table sets forth the dollar value of the stock options issued during 2002 as of February 28, 2003.

	1995 Stock Option Plan
Name and Position	Dollar Value(1)	Number of Options(2)
Bernard Trager, Chairman and Director	$0	0
Steven E. Trager, President, CEO and Director	$0	20,000
Scott Trager, Vice Chairman and Director	$18,000	20,000
Bill Petter, Vice Chairman and Director	$18,000	20,000
Kevin Sipes, Executive Vice President, CFO and CAO	$18,000	20,000
All Executive Officers of Republic as a Group	$54,000	80,000	(3)
All Non-Executive Employees as a Group	$656,850	745,500	(4)

(1)
The dollar value of the options will be dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise (the "option spread"). The dollar value of the options shown above represents the option spread as of February 28, 2003, based on the weighted-average exercise price of the options. The exercise price for Steven E. Trager's options was higher than the market price of the stock as of February 28, 2003, and as a result, his options had no dollar value as of that date.

(2)
Information with respect to the exercise price and expiration date of the options granted to the named executive officers in 2002 is provided in the table of Option/SAR Grants in Last Fiscal Year under "Certain Information as to Management".

(3)
All 80,000 options granted to the executive officer group are subject to approval at the annual meeting.

(4)
A total of 793,000 options were granted to non-executive officer employees during 2002. As of February 28, 2003, 745,500 of these options remain outstanding due to employee forfeitures of 47,500 options. The number of options that remain issued for non-executive employees as a group includes 145,000 options that are subject to approval at the annual meeting.

Equity Compensation Plan Information

        The following table sets forth information about our common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2002.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	1,283,000	$9.52	251,500	(2)
Equity compensation plans for non-employee directors not approved by security holders(3)	31,000	$6.00	0

Total	1,314,000	$9.44	251,500

(1)
Issued under the 1995 Stock Option Plan.

(2)
Includes 142,000 options authorized for Class B Common Stock. Does not include 1,200,000 shares available for issuance under the 1995 Stock Option Plan upon approval of the proposed amendment of the plan described above.

(3)
Issued under the 1997 director option program. On January 13, 1997, the board of directors authorized the issuance of nonqualified options to purchase up to 38,000 shares of Class A Common Stock to our non-employee directors. These options have not been submitted to our shareholders for approval. As of December 31, 2002, options to acquire 31,000 shares were outstanding under this program, all with an exercise price of $6.00 per share, out of the 38,000 shares originally reserved for issuance. All of the options are exercisable for one-half of the optioned shares between February 1, 2002 and January 31, 2003 and the remaining one-half of the optioned shares between February 1, 2003 and January 31, 2004. The options can be exercised by a director's estate for a period of six months following the director's death. The options are subject to the same terms and conditions as contained in the 1995 Stock Option Plan.

CERTAIN INFORMATION AS TO MANAGEMENT

        The following table contains information concerning the compensation received by Republic Bancorp's Chief Executive Officer ("CEO") and the four most highly compensated executive officers of Republic Bancorp as of the fiscal year ended December 31, 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)		Long Term Compensation Awards
Name & Principal Position	Year	Salary	Earned Bonus(2)	Securities Underlying Options(#)	All Other Compensation
Bernard M. Trager Chairman and Director	2002 2001 2000	$425,000 410,000 360,000	$215,000 190,000 165,000		$45,192 69,050 59,037	(3)
Steven E. Trager President, CEO and Director	2002 2001 2000	$240,000 225,000 200,000	$125,000 100,000 75,000	20,000 5,000	$26,545 19,514 7,192	(3)
Scott Trager Vice Chairman and Director	2002 2001 2000	$240,000 225,000 200,000	$125,000 100,000 75,000	20,000 5,000 30,000	$24,444 17,787 7,192	(3)
Bill Petter Vice Chairman and Director	2002 2001 2000	$240,000 225,000 200,000	$125,000 100,000 80,000	20,000 5,000 30,000	$23,656 21,264 17,880	(3)
Kevin Sipes Executive Vice President, CFO and CAO	2002 2001 2000	$130,000 110,000 84,250	$40,000 35,000 22,500	20,000 3,750 7,500	$20,543 18,706 4,041	(3)

(1)
Each of the above-named executive officers received perquisites during 2002, 2001 and 2000 which were less than the lesser of $50,000 or 10% of the total annual salary and bonus in aggregate amount for each of those years.

(2)
Represents incentive bonuses awarded after year-end for achievement of corporate, individual and organizational objectives in fiscal years 2002, 2001 and 2000.

(3)
Includes matching contributions to 401(k) Retirement Plan, ($7,500 for Bernard M. Trager, $7,500 for Steven E. Trager, $7,500 for Scott Trager, $7,500 for Bill Petter and $6,548 for Kevin Sipes), amount paid on split dollar life insurance policy ($25,468 for Bernard M. Trager), and on life, medical and disability insurance policies ($6,472 for Bernard M. Trager and $9,883 each for Steven E. Trager and Scott Trager, $6,556 for Bill Petter and $4,395 for Kevin Sipes) and, for membership in various organizations ($5,752 for Bernard M. Trager, $9,161 for Steven E. Trager and $7,060 for Scott Trager) and, for Mr. Petter and Mr. Sipes, an auto allowance of $9,600.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Number of Securities Underlying Options Granted (#)(1)				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/share)	Expiration Date
					10%	5%
Steven E. Trager	10,000 10,000	1.1 1.1%	$11.66 11.66	04/10/06 04/10/07	$12,244 32,214	$38,595 71,185
Scott Trager	10,000 10,000	1.1 1.1	10.60 10.60	04/10/08 04/10/09	36,050 43,153	81,785 100,564
Bill Petter	10,000 10,000	1.1 1.1	10.60 10.60	04/10/08 04/10/09	36,050 43,153	81,785 100,564
Kevin Sipes	10,000 10,000	1.1 1.1	10.60 10.60	04/10/08 04/10/09	36,050 43,153	81,785 100,564

(1)
Represents shares of Class A Common Stock that are subject to approval at the annual meeting. No options to purchase shares of Class B Common Stock or stock appreciation rights ("SARs") were granted to the named executive officers in 2002. All options were granted at the closing sales price for the Class A Common Stock as reported on the NASDAQ National Market on the date of grant, with the exception of Steven E. Trager's options which were granted at 110% of the closing sales price for the Class A Common Stock on the date of grant. With the exception of Steven E. Trager's options, one-half of the options granted vest in five years and are exercisable for a one-year period. The remaining half vest in six years and are exercisable for a one-year period. One-half of Steven E. Trager's options vest in three years and are exercisable for a one-period with the remaining half vesting in four years with a one-year exercise period.

(2)
The dollar amounts under these columns are the results of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Class A Common Stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock options exercised depends on the future performance of the Class A Common Stock and overall market conditions, as well as the optionee's continued employment through the vesting period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(3)
Name and Class of Shares(1)	Shares Acquired on Exercise (#)	Value Realized ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven E. Trager Class A Common Stock				35,000		$22,300
Scott Trager Class A Common Stock				65,000		197,400
Bill Petter Class A Common Stock				65,000		197,400
Kevin Sipes Class A Common Stock	5,000	30,650	5,000	38,750	$26,500	62,600

(1)
No SARs were exercised by the named executive officers or held by them at year end.

(2)
Market price at time of exercise less exercise price.

(3)
Market value of underlying securities at December 31, 2002, $11.27, less exercise price.

Employment Contracts and Termination,
Severance and Change of Control Arrangements

        Republic Bank & Trust Company entered into a death benefit agreement with Bernard Trager which became effective September 10, 1996. This agreement provides for the payment of three years compensation to the estate of Bernard Trager in the event of death while a full-time employee of the bank. The agreement terminates in the event of a change of control.

        Republic Bancorp entered into officer compensation continuation agreements with each of Steven Trager, Scott Trager, and Bill Petter, which became effective January 1995. Republic Bancorp entered into an officer compensation continuation agreement with Kevin Sipes, which became effective June 15, 2001. These agreements provide for the payment of the executive officer's base salary and continuation of such executive officer's other employment benefits for up to a period of two years if, following a change in control, the executive officer terminates his employment for "Good Reason" or his employment is terminated other than pursuant to death or for "Cause," as defined in the agreements. In addition, any stock options or other similar rights will become immediately exercisable upon a change in control which results in termination. For purposes of these agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the "Trager Family Members" (generally defined to include Bernard Trager, Jean Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries) as a group or a reduction to less than 25% of the combined voting power of the stock held by the Trager Family Members. These agreements renewed on December 31, 2002 for two additional years. The agreement for Kevin Sipes renews December 31, 2004 and will be extended for two additional years unless Republic Bancorp gives notice that it elects not to extend.

PERFORMANCE GRAPH

        The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) on Republic Bancorp's Class A Common Stock as compared to the S&P 500 and the NASDAQ Bank Stocks Index. The graph covers the period beginning July 21, 1998, the date Republic Bancorp's Class A Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, and ending December 31, 2002.

Note:    The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	July 21, 1998	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002
Republic Bancorp Class A Common Stock	100.00	99.26	66.68	49.08	109.07	92.66
NASDAQ Bank Stocks	100.00	94.59	90.93	103.72	112.30	114.82
S&P 500	100.00	106.38	128.85	117.39	103.54	80.57

AUDIT COMMITTEE REPORT

        The Audit Committee has furnished the following report:

        It is the responsibility of management to prepare the financial statements and the responsibility of Crowe, Chizek and Company LLP, Republic Bancorp's independent auditors, to audit the financial statements in accordance with generally accepted auditing procedures. The Audit Committee has adopted a written charter and the functions and responsibilities of the Audit Committee are described in the charter of the Audit Committee.

        In connection with its review of Republic Bancorp's financial statements for 2002, the Audit Committee:

  •
  has reviewed and discussed the audited financial statements with management;

  •
  has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380); and

  •
  has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence.

        The Audit Committee also discussed with management and the independent auditors the quality and adequacy of Republic Bancorp's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

        Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Republic Bancorp's Annual Report on Form 10-K for the year ended December 31, 2002.

Members of the Audit Committee:

Charles E. "Andy" Anderson
Sandra Metts Snowden
R. Wayne Stratton

COMPENSATION COMMITTEE REPORT

        Under rules established by the SEC, the Compensation Committee ("Committee") is required to disclose: (1) the Committee's compensation policies applicable to Republic Bancorp's executive officers; (2) the relationship of executive compensation to corporate performance; and (3) the Committee's basis for determining the compensation of Republic Bancorp's Chief Executive Officer ("CEO"). Pursuant to those requirements, the Committee has prepared this report for inclusion in the proxy statement.

        The Committee is responsible for establishing the compensation of and compensation policies for the key executive officers of the Bank. Republic Bancorp does not separately compensate its executive officers, all of whom serve as key executive officers of the Bank. The Chairman of the Board also plays a significant role in determining executive compensation. The compensation package, consisting of salary, bonus, stock options and other employee benefits, is intended to be competitive in the marketplace and to provide an incentive to meet and exceed individual and corporate performance goals.

        The Committee has the responsibility of assuring that the compensation for the key executives is appropriate. The Committee requires that there be a specific relationship between executive compensation and the performance of Republic Bancorp, but it also recognizes additional factors beyond financial performance such as salaries paid to peers, attainment of non-financial corporate objectives and other factors which act to contribute to shareholder value. The achievement of both annual and long-term corporate objectives is considered, with the emphasis being placed on annual performance. Consequently, at the beginning of each year, the Committee establishes salaries and potential bonuses for executive officers, including the CEO, based on their ability to achieve annual corporate and individual targets. Recommendations of the Chairman and CEO are important to the Committee's deliberations.

        The Committee is also responsible for the overall administration of the stock option program and other benefit programs. Republic Bancorp's stock option program provides for the granting of options to those employees that have demonstrated superior performance and who are deemed by the Committee to be important to Republic Bancorp's future success.

        As in prior years, performance appraisals were completed on each key executive except the Chairman. The Chairman's compensation is tied more closely to the profitability of Republic Bancorp than to any other performance factor. The purpose of the performance appraisals for the remaining key executives is to provide, as objectively as possible, a documented method for reviewing their job performance, an appraisal of their potential to be assigned projects of enhanced responsibility and to provide a written development plan with specific goals and objectives that will promote further professional development while providing motivation for superior future performance. Specific quantitative goals (financial goals) that were established for each key executive for the year may be tied to operating profits, growth in loans, deposits and fees, as well as expense control and reduction. General performance goals may include special projects related to Republic Bancorp's strategic plan, expansion opportunities, unique marketing opportunities, customer satisfaction, operation efficiencies, business referrals and community involvement. The Committee also considers certain subjective considerations of management effectiveness, maintenance of regulatory compliance standards and professional leadership. The degree to which a key executive has attained his or her written goals and objectives is a factor in determining his or her compensation for the next fiscal year.

        Republic Bancorp participates in various local and national compensation surveys for key executives. These surveys are utilized only as a general guideline for establishing the key executives' level of compensation. The Committee recognizes that compensation to key executives should be reasonably representative of that typically offered in Republic Bancorp's market area in order to attract, motivate, reward and retain key executives. The Committee's philosophy is to provide compensation to key executives that is not only competitive with that of comparable institutions, but that also provides retention incentive for the highly skilled management necessary to ensure the long-term success of the Corporation.

        Consistent with the executive compensation policy and components described above, the Committee determined the salary and bonus received by Steven E. Trager, the CEO, for services rendered in 2002. Mr. Trager's salary, as increased in 2002, was not tied to specific performance criteria, but the Committee determined such salary to be appropriate based on surveys of salaries paid to peers, attainment of corporate objectives and other factors.

        The Compensation Committee approved the key executive compensation packages for the year 2003 on January 9, 2003.

Members of the Compensation Committee:

Larry M. Hayes
Sandra Metts Snowden
Charles E. "Andy" Anderson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Certain directors and executive officers, including certain members of the Compensation/ Human Resources Committee and members of their immediate families and affiliates, were clients of and had transactions with Republic during 2002. Transactions which involved loans or commitments by Republic were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

        Republic Bancorp has a relationship with Insbank, a 50%-owned subsidiary of The Anderson Group, pursuant to which Republic Bancorp's subsidiary banks provide life, accident, health and long term care insurance referrals. The agency provides supervision and training of independent insurance agents and shares a portion of the commission income with the Company for the insurance sold through that agency. Charles E. "Andy" Anderson, a director of Republic Bancorp, is Chairman and part owner of Anderson Insurance & Financial Services, Inc. The amount of commissions earned by Republic were $36,707 during 2002.

CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

        Leasing Arrangements.    Within the Louisville, Kentucky, metropolitan area, the Bank leases space in buildings owned by Bernard Trager, Chairman of Republic Bancorp, and Jean Trager, his wife, and partnerships in which they own controlling interests, including Jaytee, a shareholder of Republic Bancorp. Relatives of Bernard Trager, including Steven Trager and Scott Trager, directors and executive officers of Republic Bancorp, are also partners in Jaytee. See notes to the table under "SHARE OWNERSHIP". The buildings include Republic Corporate Center, which serves as both the Bank's main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by TEECO Properties, which is owned by Bernard Trager. Also included are the Hurstbourne Parkway, Bardstown Road and Springhurst banking centers, as well as the Clarksville, Indiana banking center, which are all owned and leased by Jaytee. Under certain of these lease arrangements, Republic Bancorp has been responsible for the fit-up and certain completion costs for the leased facilities. Altogether, these affiliates currently lease approximately 99,000 square feet and the Bank pays approximately $135,000 per month in rent, with lease terms expiring between 2003 and 2008.

        Each of the above transactions was obtained on terms comparable to those which could have been obtained from an unaffiliated party.

        Relationships With Directors.    J. Michael Brown, who serves as a director of Republic Bank & Trust Company, is a partner of Wyatt, Tarrant & Combs, LLP, a law firm which provides legal services to Republic. Fees paid by Republic to Wyatt, Tarrant & Combs, LLP totaled $91,000 in 2002.

        Indebtedness of Management.    Federal banking laws require that all loans or extensions of credit by the Bank to its executive officers and directors be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to Bank directors must be approved in advance by a majority of the disinterested members of the board of directors.

        During 2002, directors and executive officers of Republic and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with the Bank. All loans included in such transactions were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2002, directors and executive officers of Republic had loans outstanding of $19.5 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Republic Bancorp's officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the SEC. Officers and directors are required by SEC regulation to furnish Republic Bancorp with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms, or written representations that there were no unreported holdings or transactions, Republic Bancorp believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with on a timely basis, except that Bill Petter filed late one Form 4 regarding the conversion of 2,000 shares of Class B Common Stock to Class A Common Stock and Scott Trager filed late one Form 4 regarding the purchase 170 shares of Class A Common Stock.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies by the board of directors will be borne by Republic Bancorp. Some of Republic Bancorp's directors and officers who will receive no additional compensation may solicit proxies in person, and by telephone, telegraph, telecopier, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic Bancorp will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

INDEPENDENT PUBLIC ACCOUNTANTS

        At its meeting held on January 16, 2003, the Audit Committee selected Crowe, Chizek and Company LLP to serve as Republic Bancorp's independent public accountants and auditors for the fiscal year ending December 31, 2003. Crowe, Chizek and Company LLP has served as Republic's independent public accountants and auditors since the 1996 fiscal year.

        Representatives of Crowe, Chizek and Company LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Services

        The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2002 were $110,800.

Audited Related Services

        The aggregate fees billed for professional services rendered in connection with audit related services by Crowe, Chizek and Company LLP for the year ended December 31, 2002, were $11,400.

Tax Services

        The aggregate fees billed for professional services rendered in connection with tax related services by Crowe, Chizek and Company LLP for the year ended December 31, 2002, were $39,530. These services included tax return preparation, IRS examination consultation and various tax research.

Other Services

        The aggregate fees billed for services rendered by Crowe, Chizek and Company LLP, other than the services covered under the captions "Audit Services", "Audit Related Services" and "Tax Services", above, for the year ended December 31, 2002, were $76,191. These services included corporate governance advisory services and information systems security testing, among others.

        The Audit Committee of the board of directors has considered whether the provision of the services covered under the captions "Audit Related Services", "Tax Services" and "Other Services", above, is compatible with maintaining the principal accountant's independence.

OTHER MATTERS

        The board of directors does not know of any matters to be presented to the annual meeting other than as specified above. If, however, any other matters should come before the annual meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

        Shareholders who desire to present proposals at the 2004 annual meeting of shareholders must forward them in writing to the President of Republic Bancorp so that they are received no later than November 14, 2003, in order to be considered for inclusion in Republic Bancorp's proxy statement for such meeting. Shareholder proposals submitted after January 29, 2004, will be considered untimely, and the proxy solicited by Republic for next year's annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

ANNUAL REPORT

        Republic Bancorp's 2002 Annual Report to Shareholders is enclosed with this proxy statement. The 2002 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

        Any shareholder who wishes to obtain a copy, without charge, of Republic Bancorp's Annual Report on Form 10-K for its fiscal year ended December 31, 2002, which includes financial statements and financial statement schedules, which is required to be filed with the Securities and Exchange Commission, may contact Michael A. Ringswald, the Corporate Secretary at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7112.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Ringswald, Secretary
Louisville, Kentucky March 11, 2003

Please mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering to the Secretary of Republic Bancorp a written revocation of the proxy.

Proxy—Republic Bancorp, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Republic Bancorp, Inc. hereby nominates and appoints Larry M. Hayes and R. Wayne Stratton, with power to act without the other and with full power of substitution, as the undersigned's true and lawful attorney(s) to vote all of the Class A Common Stock and Class B Common Stock of Republic Bancorp, Inc., standing in the undersigned's name on the Corporation's books at the close of business February 28, 2003, with all the powers the undersigned would possess if present in person, at the Annual Meeting of Shareholders to be held on April 10, 2003, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Republic Bancorp, Inc.

Mr A Sample Add 1 Add 2 Add 3
Holder Account Number
C 1234567890 J N T
	/ /	Mark this box with an X if you Have made changes to your name or address details above.
Annual Meeting Proxy Card

A.  Election of Directors
1.  The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01-Bernard M. Trager			04-Bill Petter			07-Sandra Metts Snowden
02-Steven E. Trager			05-R. Wayne Stratton			08-Susan Stout Tamme
03-Scott Trager			06-Larry M. Hayes			09-Charles E. Anderson

B.  Amendment to 1995 Stock Option Plan C. Issues

		For	Against	Abstain
2.	The board of directors recommends a vote for the amendment to the 1995 Stock Option Plan, increasing the aggregate number of shares of common stock from 2,200,000 to 3,400,000 and to permit the issuance of stock grants to employees.				3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.
						THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 AND ITEM 2. If no choice is specified, this proxy will be voted for the above-named nominees, and with the discretionary authority contained in the proxy statement.

D.  Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please date this proxy and sign your name exactly as it appears hereon. Persons signing in a representative capacity, should indicate their capacity. A proxy for shares held in joint ownership should be signed by both owners.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF REPUBLIC BANCORP, INC. April 10, 2003
REPUBLIC BANCORP, INC. 601 West Market Street Louisville, Kentucky 40202
PROXY STATEMENT
VOTING
SHARE OWNERSHIP
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSED AMENDMENTS OF THE 1995 STOCK OPTION PLAN
CERTAIN INFORMATION AS TO MANAGEMENT
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION OF PROXIES
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
SHAREHOLDER PROPOSALS
ANNUAL REPORT